SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

October 24, 2003
Date of Report

(date of earliest event reported)

HARMONIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25826	77-0201147

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500

(Address, including zip code, of principal executive offices)

(Registrant’s telephone number, including area code)

ITEM 5 — OTHER EVENTS AND REGULATION FD DISCLOSURES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURES

ITEM 5 — OTHER EVENTS AND REGULATION FD DISCLOSURES

Harmonic Inc., a Delaware corporation (“Harmonic” or the “Company”), is filing its unaudited condensed consolidated financial statements as of and for the period ended September 26, 2003 on Form 8-K for purposes of incorporating by reference these financial statements into Harmonic Registration Statement on Form S-3 (File No. 333-84430) filed by Harmonic under the Securities Act of 1933, as amended. These financial statements consist of:

–	Unaudited Condensed Consolidated Balance Sheets at September 26, 2003 and December 31, 2002

–	Unaudited Condensed Consolidated Statements of Operations for the Three Months and Nine Months Ended September 26, 2003 and September 27, 2002

–	Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 26, 2003 and September 27, 2002

–	Notes to Unaudited Condensed Consolidated Financial Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Harmonic’s expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this Current Report on Form 8-K are based on information available to the Company on the date hereof, and we assume no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. These risks and uncertainties include, without limitation, delays or decreases in capital spending in the cable and satellite industry, customer concentration and consolidation, general economic conditions, market acceptance of new or existing harmonic products, our ability to introduce new and enhanced products, the loss of one or more key customers, our ability to meet our customers’ requirements if demand increases, our ability to secure additional financing, inventory management problems, difficulties associated with rapid technological changes in Harmonic’s markets, disruptions in scheduled litigation settlement amounts, adverse litigation outcomes, risks associated with Harmonic’s international operations and risks associated with a cyclical and unpredictable sales cycle. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission (the “SEC”) including the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2002, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the Preliminary Prospectus Supplement filed pursuant to Rule 424(b)(5) with the SEC on October 16, 2003, and other relevant materials filed by Harmonic with the SEC.

HARMONIC INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)	September 26, 2003	December 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$15,380	$21,542
Restricted cash	6,554	—
Short-term investments	11,938	27,616
Accounts receivable, net of allowances of $4,573 and $6,641, respectively	32,150	25,380
Inventories	21,205	25,904
Prepaid expenses and other current assets	4,667	5,494

Total current assets	91,894	105,936
Property and equipment, net	25,159	32,456
Restricted cash, non-current	468	—
Intangibles and other assets	24,881	35,362

	$142,402	$173,754

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,342	$1,862
Accounts payable	12,511	7,258
Income taxes payable	7,120	6,900
Accrued liabilities	53,096	58,670

Total current liabilities	74,069	74,690

Long-term debt, less current portion	468	710
Accrued excess facilities costs, long-term	30,106	34,754
Other non-current liabilities	4,598	1,417

Total liabilities	109,241	111,571

Commitments and contingencies (Notes 6, 12, 13)
Stockholders’ equity:
Preferred Stock, $.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, $.001 par value, 150,000 shares authorized; 60,821 and 60,064 shares issued and outstanding	61	60
Capital in excess of par value	1,964,956	1,963,234
Accumulated deficit	(1,931,928)	(1,901,125)
Accumulated other comprehensive income	72	14

Total stockholders’ equity	33,161	62,183

	$142,402	$173,754

The accompanying notes are an integral part of these condensed consolidated financial statements.

HARMONIC INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Nine Months Ended

	September	September	September	September
	26,	27,	26,	27,
	2003	2002	2003	2002

Net sales	$47,253	$37,019	$125,947	$147,360
Cost of sales	32,593	27,091	87,788	102,434

Gross profit	14,660	9,928	38,159	44,926

Operating expenses:
Research and development	9,211	9,737	26,145	31,651
Selling, general and administrative	11,127	36,694	37,598	69,041
Amortization of intangibles	1,933	1,933	5,799	7,589

Total operating expenses	22,271	48,364	69,542	108,281

Loss from operations	(7,611)	(38,436)	(31,383)	(63,355)
Interest and other income	257	406	880	689

Loss before income taxes	(7,354)	(38,030)	(30,503)	(62,666)
Provision for income taxes	100	—	300	500

Net loss	$(7,454)	$(38,030)	$(30,803)	$(63,166)

Net loss per share
Basic and Diluted	$(0.12)	$(0.63)	$(0.51)	$(1.06)

Weighted average shares
Basic and Diluted	60,813	60,023	60,572	59,683

The accompanying notes are an integral part of these condensed consolidated financial statements.

HARMONIC INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Nine Months Ended

	September 26,	September 27,
	2003	2002

Cash flows from operating activities:
Net loss	$(30,803)	$(63,166)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization of intangibles	10,420	15,174
Depreciation	9,399	12,056
Stock option charge	34	372
Impairment and loss on disposal of fixed assets	69	702
Deferred income taxes	3	155
Changes in assets and liabilities:
Accounts receivable	(6,722)	10,976
Inventories	4,740	(1,091)
Prepaid expenses and other assets	881	2,807
Accounts payable	5,252	950
Income taxes payable	221	3,155
Accrued excess facilities costs	(5,571)	19,658
Accrued and other liabilities	(1,465)	(2,597)

Net cash used in operating activities	(13,542)	(849)

Cash flows from investing activities:
Purchases of investments	(3,735)	(21,733)
Proceeds from sale of investments	19,413	13,786
Acquisition of property and equipment	(2,171)	(2,709)
Restricted cash	(7,022)	—

Net cash provided by (used in) investing activities	6,485	(10,656)

Cash flows from financing activities:
Borrowings under bank line and term loan	537	1,027
Repayments under bank line and term loan	(1,299)	(910)
Proceeds from issuance of common stock, net	1,689	3,817

Net cash provided by financing activities	927	3,934

Effect of exchange rate changes on cash and cash equivalents	(32)	(100)

Net decrease in cash and cash equivalents	(6,162)	(7,671)
Cash and cash equivalents at beginning of period	21,542	36,005

Cash and cash equivalents at end of period	$15,380	$28,334

Supplemental disclosure of cash flow information:
Interest expense	$121	$227
Income tax payments (refunds), net	$280	$(3,015)

The accompanying notes are an integral part of these condensed consolidated financial statements.

HARMONIC INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) which Harmonic considers necessary for a fair presentation of the results of operations for the unaudited interim periods covered and the consolidated financial condition of the Company at the date of the balance sheets. The quarterly financial information is unaudited. The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 31, 2003. The interim results presented herein are not necessarily indicative of the results of operations that may be expected for the full fiscal year ending December 31, 2003, or any other future period. The Company’s fiscal quarters end on the Friday nearest the calendar quarter end, except for the fourth quarter which ends on December 31.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Employee Stock Plans

Harmonic accounts for employee stock option plans in accordance with Accounting Principles Board No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, and has adopted the disclosure requirements under SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, which was issued in December 2002. If charges for Harmonic’s stock plans had been determined based on the fair value method at the grant dates, as prescribed in SFAS No. 123, “Accounting for Stock-Based Compensation”, the Company’s net loss and net loss per share would have been as follows:

	Three Months Ended		Nine Months Ended

	September	September	September	September
In thousands, except per share data (Unaudited)	26, 2003	27, 2002	26, 2003	27, 2002

Net loss as reported	$(7,454)	$(38,030)	$(30,803)	$(63,166)
Deduct: Stock compensation expense included in net loss, net of related tax effects	—	—	—	372
Add: Total stock compensation expense determined under fair value based method for all awards, net of related tax effects	(2,293)	(2,747)	(8,232)	(9,885)

Pro forma net loss	$(9,747)	$(40,777)	$(39,035)	$(72,679)

Basic and diluted net loss per share:
As reported	$(0.12)	$(0.63)	$(0.51)	$(1.06)

Pro forma	$(0.16)	$(0.68)	$(0.64)	$(1.22)

These pro forma amounts may not be representative of the effects for future years as options vest over several years and additional awards are generally made each year.

In accordance with SFAS No. 123, stock options granted to non-employees are valued using the Black-Scholes option-pricing model and stock expense is recognized as earned. Stock expense is recognized on an accelerated basis using the multiple option method presented in Financial Accounting Standards Board Interpretation No. 28 (“FIN 28”), “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans”. For the three and nine month periods ended September 26, 2003, Harmonic recorded $11 thousand and $34 thousand, respectively, of non-employee stock expenses. For the three and nine month periods ended September 27, 2002, Harmonic recorded $46 thousand of non-employee stock expenses.

Recent Accounting Pronouncements

In June 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 146 (“SFAS 146”), “Accounting for Costs Associated with Exit or Disposal Activities.” The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Harmonic adopted SFAS 146 effective January 1, 2003, and the adoption had no effect on the Company’s financial position, results of operations, or cash flows.

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 requires the guarantor to recognize a liability for the fair value of the obligation undertaken in issuing or modifying guarantees. It also expands the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued and in regard to product warranties. Harmonic adopted FIN 45 effective January 1, 2003, and the adoption had no effect on the Company’s financial position, results of operations, or cash flows.

In November 2002, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. Harmonic adopted EITF Issue No. 00-21 effective July 1, 2003, and the adoption did not have a significant effect on the Company’s financial position, results of operations, or cash flows.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities”, which addresses accounting for the assets, liabilities and activities of another entity. Prior to the issuance of FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 now requires a variable interest entity, as defined in FIN 46, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity activities or is entitled to receive a majority of the entity’s residual returns or both. FIN 46 also requires disclosures about variable interest entities that the company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003 and to older entities in the first fiscal year or interim period beginning after June 15, 2003, subsequently delayed to December 31, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of FIN 46 had no effect on the Company’s financial position, results of operations, or cash flows.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging activities.” SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Harmonic adopted SFAS No. 149 effective July 1, 2003, and the adoption had no effect on the Company’s financial position, results of operations, or cash flows.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. Harmonic adopted SFAS No. 150 effective July 1, 2003, and the adoption had no effect on the Company’s financial position, results of operations, or cash flows.

In August 2003, the EITF reached a consensus on Issue No. 03-05, “Applicability of SOP 97-2 to Non-Software Deliverables in an Arrangement Containing More-Than-Incidental Software.” EITF Issue No. 03-05 provides guidance on accounting for arrangements that include software and non-software deliverables. Software-related elements include software products and services and non-software deliverables for which the related software is essential to its functionality. The Company adopted the provisions of EITF Issue No. 03-05 for revenue arrangements entered into after August 13, 2003. The adoption did not have a significant impact on the Company’s financial position, results of operations, or cash flows.

NOTE 3 — CASH, CASH EQUIVALENTS, RESTRICTED CASH AND INVESTMENTS

Cash equivalents are comprised of highly liquid investment-grade investments with original maturities of three months or less at the date of purchase. Harmonic’s short-term investments are stated at fair value, which approximate the cost of investments and are principally comprised of corporate debt securities. The Company classifies its investments as available for sale in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and states its investments at estimated fair value, with unrealized gains and losses reported in other comprehensive income. The specific identification method is used to determine the cost of securities disposed of, with realized gains and losses reflected in other income and expense. Investments are anticipated to be used for current operations and are therefore classified as current assets, even though maturities may extend beyond one year. At September 26, 2003 and December 31, 2002, cash, cash equivalents, restricted cash and short-term investments are summarized as follows:

	September 26,	December 31,
In Thousands	2003	2002

	(Unaudited)
Cash and cash equivalents	$15,380	$21,542
Restricted cash	6,554	—

Total cash, cash equivalents and restricted cash	21,934	21,542
Short-term investments:
Less than one year	11,938	26,116
Due in 1-2 years	—	1,500

Total short-term investments	11,938	27,616
Restricted cash, noncurrent	468	—

Total cash, cash equivalents, restricted cash and short-term investments	$34,340	$49,158

At September 26, 2003, $7.0 million of cash, of which $0.5 million is noncurrent, is restricted under terms of the Company’s credit agreement as disclosed in Note 6.

Although Harmonic’s cash balances declined $14.8 million during the first nine months of 2003 and the Company expects to report a net loss at least through the first quarter of 2004, Harmonic currently believes that its existing liquidity sources, including the bank line of credit and trade receivables facilities, as limited by qualified receivables, will satisfy the Company’s requirements for at least the next twelve months, including the final settlement and payment of C-Cube’s pre-merger tax liabilities. If its measures to reduce its net loss and cash outflows prove to be inadequate or if its expectations or estimates change or prove inaccurate, Harmonic may need to raise additional funds to take advantage of unanticipated opportunities or to strengthen the Company’s financial position. Harmonic’s ability to raise funds may be adversely affected by a number of factors relating to Harmonic, as well as factors beyond its control, including conditions in capital markets and the cable, telecom and satellite industries.

NOTE 4 — INVENTORIES

Inventories consist of:

	September 26,	December 31,
In Thousands	2003	2002

	(Unaudited)
Raw materials	$7,966	$10,944
Work-in-process	1,049	1,404
Finished goods	12,190	13,556

	$21,205	$25,904

NOTE 5 — GOODWILL AND IDENTIFIED INTANGIBLES

Harmonic accounts for goodwill and other intangibles in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, which requires, among other things, that goodwill and intangible assets with indefinite useful lives no longer be amortized and the testing of existing goodwill and other intangibles for impairment at least annually. Management believes the operating segments, BAN and CS, represent the Company’s reporting units, and CS is the only reporting unit with goodwill and intangible assets. For the three months ended September 26, 2003 and September 27, 2002, the Company recorded a total of $3.5 million of amortization expense in each period for identified intangibles of which $1.5 million was included in cost of sales in each period. For the nine months ended September 26, 2003 and September 27, 2002, the Company recorded a total of $10.4 million and $15.2 million, respectively, of amortization expense for identified intangibles of which $4.6 million and $7.6 million were included in cost of sales, respectively. Estimated future amortization expense of identified intangibles over the remaining useful lives of approximately two years, is $3.5 million, $13.9 million and $4.6 million for the remaining three months of 2003, and the fiscal years 2004 and 2005, respectively. Future amortization expense to be included in cost of sales is estimated to be $1.5 million for the remainder of 2003, and $6.2 million and $2.1 million for the fiscal years 2004 and 2005, respectively.

The following is a summary of goodwill and intangible assets as of September 26, 2003 and December 31, 2002:

	September 26, 2003			December 31, 2002

		(Unaudited)
	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
In Thousands	Amount	Amortization	Amount	Amount	Amortization	Amount

Identified intangibles:
Developed core technology	$29,059	$(20,324)	$8,735	$29,059	$(16,186)	$12,873
Customer base	33,295	(22,391)	10,904	33,295	(17,226)	16,069
Trademark and tradename	4,076	(2,737)	1,339	4,076	(2,103)	1,973
Supply agreement	3,107	(2,086)	1,021	3,107	(1,603)	1,504

Total of identified intangibles	69,537	(47,538)	21,999	69,537	(37,118)	32,419
Goodwill	1,780	—	1,780	1,780	—	1,780

Total goodwill and other intangibles	$71,317	$(47,538)	$23,779	$71,317	$(37,118)	$34,199

NOTE 6 — CREDIT FACILITIES AND LONG-TERM DEBT

Harmonic has a bank line of credit facility with Silicon Valley Bank, which provides for borrowings up to $13.5 million, including $3.5 million for equipment under a secured term loan. This facility, which expires in March 2004, contains financial and other covenants including the requirement for Harmonic to maintain on deposit with the bank the greater of 50% of total cash, cash equivalents and short-term investments or $10.0 million, or satisfy a liquidity covenant in the event cash, cash equivalents and short-term investments are less than $10.0 million. This provision of the facility causes a restriction on the Company’s ability to use cash and cash equivalents. Depending on the level of borrowings, letters of credit and other guarantees outstanding at any point in time, the amount of the restriction on usage will vary. As of September 26, 2003, $7.0 million of cash and cash equivalents was restricted as to usage. If Harmonic is unable to maintain on deposit with the bank the minimum balance of $10.0 million, or satisfy the liquidity covenant requirement, Harmonic would be in noncompliance with the facility. In the event of noncompliance by Harmonic with the covenants under the facility, Silicon Valley Bank would be entitled to exercise its remedies under the facility, including in the event amounts are outstanding under the facility, offset rights against amounts Harmonic has maintained on deposit with the bank. As of July 25, 2003, the Company was not in compliance with a net loss covenant under this line of credit facility. On September 26, 2003, the Company entered into a loan modification agreement which waived this noncompliance, amended the net loss covenant and also amended certain restrictions on issuances of letters of credit under the facility; the Company paid a fee of $5 thousand for the modification. At September 26, 2003, Harmonic was in compliance with the covenants under this line of credit facility. Future borrowings pursuant to the line bear interest at the bank’s prime rate plus 0.25%-1.75% (prime rate plus 1.75%-2.0% for equipment borrowings) depending upon the Company’s total cash position. Borrowings are payable monthly and are collateralized by all of Harmonic’s assets. The Company has entered into an agreement with another financial institution holding amounts on deposit to allow, in the event of default, Silicon Valley Bank to control these deposits. As of September 26, 2003, $1.8 million was outstanding under the equipment term loan portion of this facility of which $0.2 million and $0.5 million was borrowed during the three month and nine month periods ended September 26, 2003, respectively. The term loan is payable monthly, including principal and interest at 6.25% per annum on outstanding borrowings as of September 26, 2003 and matures at various dates through January 2006. Other than standby letters of credit and guarantees (Note 12), there were no other outstanding borrowings or commitments under the line of credit facility as of September 26, 2003.

Harmonic also has a facility with Silicon Valley Bank that provides for the sale of trade receivables on a non-recourse basis up to $12.5 million and expires in March 2004. Trade receivables sold under the facility are discounted based on the bank’s prime rate plus 1.5% for North American customers and based on the bank’s prime rate plus 2.0% for all other customers. This facility was not utilized in 2002 or in the first nine months of 2003.

The Company’s ability to utilize both facilities with Silicon Valley Bank depends to a significant extent on having a sufficient amount of qualified receivables, which may fluctuate depending on the level and timing of sales and the ageing, customer concentration, international mix and credit quality of receivables. To the extent that the Company does not have sufficient qualified receivables, Harmonic’s ability to utilize these facilities could be significantly constrained. Based upon current levels of receivables, the Company believes that it would not be able to utilize a significant portion of these facilities at this time.

NOTE 7 — NET LOSS PER SHARE

The basic net loss per share is computed by dividing the net loss attributable to common stockholders for the period by the weighted average number of common shares outstanding during the period. The diluted net loss per share is the same as the basic net loss per share for the three and nine month periods ended September 26, 2003 and September 27, 2002 because common shares issuable upon the exercise of stock options are only considered when their effect would be dilutive. During the three month periods ended September 26, 2003 and September 27, 2002, 6.8 million and 7.9 million, respectively, of weighted average antidilutive options were excluded from the net loss per share computations because their effect was antidilutive. For the nine month periods ended September 26, 2003 and September 27, 2002, 6.9 million and 7.3 million, respectively, of weighted average antidilutive options were excluded from the net loss per share computations because their effect was antidilutive.

NOTE 8 — COMPREHENSIVE LOSS

     The Company’s total comprehensive loss was as follows:

	Three Months Ended		Nine Months Ended

	September	September	September	September
In Thousands (Unaudited)	26, 2003	27, 2002	26, 2003	27, 2002

Net loss	$(7,454)	$(38,030)	$(30,803)	$(63,166)
Change in unrealized gain on investments, net	—	17	—	22
Foreign currency translation	(85)	(69)	58	(100)

Total comprehensive loss	$(7,539)	$(38,082)	$(30,745)	$(63,244)

NOTE 9 — RESTRUCTURING AND EXCESS FACILITIES

As a result of uncertain market conditions and lower sales during the second half of 2002, the Company implemented workforce reductions of approximately 120 full-time employees and changed its estimates related to accrued excess facilities with regard to the expected timing and amount of sublease income due to the substantial surplus of vacant commercial space in the San Francisco Bay Area. In connection with these actions, Harmonic recorded $1.5 million and paid $1.1 million for severance and other costs and recorded an additional excess facilities charge of $22.5 million, net of sublease income, to selling, general and administrative expenses during the second half of 2002.

During the nine months ended September 26, 2003, Harmonic paid $297 thousand of severance and other costs, and expects to pay the balance of $117 thousand during the remainder of 2003. As of September 26, 2003, accrued excess facilities cost totaled $36.0 million of which $5.9 million was included in current accrued liabilities and $30.1 million in other non-current liabilities. The Company incurred cash outlays of $4.2 million during the first nine months of 2003, principally for lease payments, property taxes, insurance and other maintenance fees related to vacated facilities. Harmonic expects to pay approximately $1.5 million of excess facilities lease costs, net of estimated sublease income, for the remainder of 2003 and to pay the remaining $34.5 million, net of estimated sublease income, over the remaining lease terms through September 2010. Harmonic plans to reassess this liability quarterly and adjust as necessary based on changes in the timing and amounts of expected sublease rental income or changes in other assumptions due to changes in market conditions. The review performed at September 26, 2003 resulted in the liability being decreased by $3.3 million due to a revision in the assumptions as to the unoccupied portion of a building. This revision was offset by a correction of straight-line rent expense of $2.3 million as a result of a lease extension on another building. This lease extension was a condition of leasing three additional buildings at corporate headquarters and resulted in all leases terminating in September 2010. Because the effect of the correction on any quarter or year was not material to these results of operations and financial position, the non-cash adjustment was recorded in the current year. In the event the Company is unable to achieve expected levels of sublease rental income, Harmonic will need to revise its estimate of the liability, which could materially impact the Company’s financial position, liquidity, cash flows and results of operations.

The following table summarizes restructuring activities:

	Workforce	Excess
In thousands (Unaudited)	Reduction	Facilities	Total

Balance at December 31, 2002	$414	$41,594	$42,008
Adjustments	—	(1,404)	(1,404)
Cash payments	(297)	(4,167)	(4,464)

Balance at September 26, 2003	$117	$36,023	$36,140

NOTE 10 — SEGMENT REPORTING

Operating segments are defined as components of an enterprise that engage in business activities for which separate financial information is available and evaluated by the chief operating decision maker. Harmonic is organized as two operating segments, Broadband Access Networks, or BAN, for fiber optic systems, and Convergent Systems, or CS, for digital headend systems. Each segment has its own management team directing its product development, marketing strategies and its customer service requirements. A separate sales force generally supports both divisions with appropriate product and market specialization as required.

The results of the reportable segments are derived directly from Harmonic’s management reporting system. These results reported below are based on Harmonic’s method of internal reporting and are not necessarily presented in conformity with generally accepted accounting principles. Management measures performance of each segment based on several metrics, including revenue, and income or loss from segment operations. These results are used, in part, to evaluate the performance of, and allocate resources to each of the segments. Income (loss) from segment operations excludes intangible amortization expense, corporate expenses, eliminations, and interest and other income. Corporate expenses and eliminations include human resources, legal, finance and other corporate departments and intercompany eliminations. Net income or loss, and assets and liabilities are not internally reported by business segment.

	Three Months Ended		Nine months Ended

	September	September	September	September
In Thousands (Unaudited)	26, 2003	27, 2002	26, 2003	27, 2002

Net sales:
Broadband Access Networks	$18,297	$13,181	$45,905	$58,619
Convergent Systems	28,956	23,838	80,042	88,741

Total net sales	$47,253	$37,019	$125,947	$147,360

Income (loss) from segment operations:
Broadband Access Networks	$52	$(3,533)	$(2,022)	$(2,516)
Convergent Systems	(1,801)	(5,162)	(6,866)	(9,802)

Income (loss) from segment operations	(1,749)	(8,695)	(8,888)	(12,318)
Amortization of intangibles	(3,473)	(3,474)	(10,420)	(15,174)
Interest and other income	257	406	880	689
Corporate expenses and eliminations	(2,389)	(26,267)	(12,075)	(35,863)

Loss before income taxes	$(7,354)	$(38,030)	$(30,503)	$(62,666)

NOTE 11 — RELATED PARTY

Lewis Solomon, a director of Harmonic since January 2002, is CEO of Broadband Services Inc. (BSI). BSI purchases products from Harmonic in connection with its supply chain management and fulfillment services business. Harmonic did not recognize any revenue from BSI in the third quarter of 2003 and revenue from BSI for the nine months ended September 26, 2003 was approximately $31,000. For the three and nine months ended months ended September 27, 2002, revenues from BSI were $1.3 million and $8.5 million, respectively. There was no accounts receivable balance from BSI as of September 26, 2003 and as of December 31, 2002, accounts receivable from BSI was $0.4 million. Mr. Solomon is also a director of Terayon Communications, with whom the Company has a reseller agreement for certain products. As of September 26, 2003 and December 31, 2002, Harmonic had liabilities to Terayon of $0.1 million and $0.5 million, respectively, for inventory purchases.

NOTE 12 — GUARANTEES AND INDEMNIFICATIONS

Warranties. The Company accrues for estimated warranty costs at the time of product shipment. Management periodically reviews the estimated fair value of its warranty liability and adjusts based on the terms of warranties provided to customers, historical and anticipated warranty claims experience, and estimates of the timing and cost of specified warranty claims. Activity for the Company’s warranty accrual, which is included in accrued liabilities, is summarized below (in thousands):

Balance as of December 31, 2002	$5,866
Accrual for warranties	2,904
Warranty costs incurred	(4,344)

Balance as of September 26, 2003	$4,426

Standby Letters of Credit. As of September 26, 2003, the Company’s financial guarantees consisted of standby letters of credit outstanding, which were related to a litigation settlement, customs bond requirements and corporate purchase cards. The maximum amount of potential future payments under these arrangements was $3.8 million.

Guarantees. As of September 26, 2003, Harmonic had no outstanding guarantees.

Indemnifications. Harmonic indemnifies the members of its Board of Directors pursuant to the requirements of its bylaws, and some of its suppliers and customers for specified intellectual property rights pursuant to certain parameters and restrictions. The scope of these indemnities varies, but in some instances, includes indemnification for damages and expenses (including reasonable attorneys’ fees). No amounts have been accrued in respect of the indemnifications provisions at September 26, 2003.

NOTE 13 — LEGAL PROCEEDINGS

Between June 28 and August 25, 2000, several actions alleging violations of the federal securities laws by Harmonic and certain of its officers and directors (some of whom are no longer with Harmonic) were filed in or removed to the United States District Court for the Northern District of California. The actions subsequently were consolidated.

A consolidated complaint, filed on December 7, 2000, was brought on behalf of a purported class of persons who purchased Harmonic’s publicly traded securities between January 19 and June 26, 2000. The complaint also alleged claims on behalf of a purported subclass of persons who purchased C-Cube securities between January 19 and June 26, 2000. In addition to Harmonic and certain of its officers and directors, the complaint also named C-Cube Microsystems Inc. and several of its officers and directors as defendants. The complaint alleged that, by making false or misleading statements regarding Harmonic’s prospects and customers and its acquisition of C-Cube, certain defendants violated sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The complaint also alleged that certain defendants violated section 14(a) of the Exchange Act and sections 11, 12(a)(2), and 15 of the Securities Act of 1933 by filing a false or misleading registration statement, prospectus, and joint proxy in connection with the C-Cube acquisition.

On July 3, 2001, the Court dismissed the consolidated complaint with leave to amend. An amended complaint alleging the same claims against the same defendants was filed on August 13, 2001. Defendants moved to dismiss the amended complaint on September 24, 2001. On November 13, 2002, the Court issued an opinion granting the motions to dismiss the amended complaint without leave to amend. Judgment for defendants was entered on December 2, 2002. On December 12, 2002, plaintiffs filed a motion to amend the judgment and for leave to file an amended complaint pursuant to Rules 59(e) and 15(a) of the Federal Rules of Civil Procedure. On June 6, 2003, the Court denied plaintiffs’ motion to amend the judgment and for leave to file an amended complaint. Plaintiffs filed a notice of appeal on July 1, 2003. According to the scheduling order issued by the Court on July 3, 2003, plaintiffs’ opening brief was due on October 17, 2003. Plaintiffs have filed a motion requesting a 31-day extension of time, until November 17, 2003, to file their opening brief and have been granted this extension.

A derivative action purporting to be on behalf of Harmonic was filed against its then-current directors in the Superior Court for the County of Santa Clara on September 5, 2000. Harmonic also was named as a nominal defendant. The complaint is based on allegations similar to those found in the securities class action and claims that the defendants breached their fiduciary duties by, among other things, causing Harmonic to violate federal securities laws. The derivative action was removed to the United States District Court for the Northern District of California on September 20, 2000. All deadlines in this action were stayed pending resolution of the motions to dismiss the securities class action. On July 29, 2003, the Court approved the parties’ stipulation to dismiss this derivative action without prejudice and to toll the applicable limitations period. The limitations period is tolled until fourteen days after (1) defendants provide plaintiff with a copy of the mandate issued by the Ninth Court in the securities action or (2) either party provides written notice of termination of the tolling period, whichever is first.

A second derivative action purporting to be on behalf of Harmonic was filed in the Superior Court for the County of Santa Clara on May 15, 2003. It alleges facts similar to those previously alleged in the securities class action and the federal derivative action. The complaint names as defendants former and current Harmonic officers and directors, along with former officers and directors of C-Cube Microsystems, Inc., who were named in the securities class action. The complaint also names Harmonic as a nominal defendant. The complaint alleges claims for abuse of control, gross mismanagement, and waste of corporate assets against the Harmonic defendants, and claims for breach of fiduciary duty, unjust enrichment, and negligent misrepresentation against all defendants. The action has been stayed pending resolution of the appeal in the securities class action. The parties have agreed in principle to a dismissal without prejudice and a tolling of the statute of limitations on similar terms as in the federal derivative action.

Based on its review of the complaints filed in the securities class action, Harmonic believes that it has meritorious defenses and intends to defend itself vigorously. There can be no assurance, however, that Harmonic will prevail. No estimate can be made of the possible range of loss associated with the resolution of this contingency and accordingly, Harmonic has not recorded a liability. An unfavorable outcome of this litigation could have a material adverse effect on Harmonic’s business, operating results, financial position and cash flows.

We announced on July 17, 2003 a settlement of our litigation with Power and Telephone Supply (P&T) in Federal court in Tennessee. Under the terms of the settlement agreement, we agreed to pay $2.8 million to P&T in release of all outstanding claims. The settlement follows summary judgment against Harmonic on certain of the claims made by P&T under a Tennessee statute relating to retailers and suppliers. These claims arose from the cancellation of purchase orders on P&T by one of its end-customers in 2000. Our operating results for the second quarter and first nine months of 2003 include a charge to general and administrative expense of approximately $2.7 million related to the settlement with P&T. The settlement charge is after accounting for the value of products to be returned and other costs. Harmonic paid $1.0 million of the settlement on July 24, 2003 and is obligated to pay the balance of $1.8 million on January 15, 2004. The settlement payments are secured by a standby letter of credit.

On July 3, 2003, Stanford University and Litton Systems filed a complaint in U.S. District Court for the Central District of California alleging that optical fiber amplifiers incorporated into certain of Harmonic’s products infringe U.S. Patent No. 4,859,016. This patent expired in September 2003. The complaint seeks injunctive relief, royalties and damages. Harmonic has not been served in the case. Harmonic is currently evaluating its position with respect to this patent and has engaged in discussions with the plaintiff regarding potential settlement of the matter. At this time, we are unable to determine whether we will be able to settle this litigation on reasonable terms or at all, nor can we predict the impact of an adverse outcome of this litigation if we elect to defend against it. No estimate can be made of the possible range of loss associated with the resolution of this contingency and accordingly, we have not recorded a liability associated with the outcome of a negotiated settlement or an unfavorable verdict in litigation. An unfavorable outcome of this matter could have a material adverse effect on Harmonic’s business, operating results, financial position and cash flows.

NOTE 14 — SUBSEQUENT EVENT

On October 16, 2003, the Company announced that it planned to publicly offer 7.5 million shares of its common stock. The offering relates to the Company’s Registration Statement on Form S-3 (File No. 333-84430) filed with the SEC on March 18, 2002, Amendment No. 1 thereto filed with the SEC on April 16, 2002, and the related prospectus supplement filed with the SEC on October 16, 2003. In connection with the offering, the Company also announced that it intended to grant to the underwriters an option to purchase up to 1,125,000 additional shares to cover over-allotments. There can be no assurance that the Company will complete this offering on favorable terms or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, hereunto duly authorized.

Harmonic Inc.
Dated: October 24, 2003
By:	/s/ Robin N. Dickson

Name: Robin N. Dickson
Title: Chief Financial Officer